UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2020, SunHydrogen, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with the purchaser set forth on the signature page thereto (the “Purchaser”) for the purchase and sale of an aggregate of 120,000,000 shares of the Company’s common stock (the “Shares”), and warrants to purchase an aggregate of up to 120,000,000 shares of common stock (“Warrants”), in a registered direct offering at a combined purchase price of $0.075 per Share and Warrant, for an aggregate gross proceeds to the Company of $9,000,000. The Warrants will be exercisable for a period commencing upon issuance and expiring 30 months from issuance, at an exercise price of $0.075 per share.

Pursuant to an engagement letter (the “Engagement Letter”) dated November 30, 2020 by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the registered direct offering. Pursuant to the engagement agreement, the Company agreed to pay Wainwright a cash fee of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; (ii) $85,000 for non-accountable expenses; and (iii) closing costs of $5,000. In addition, the Company agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.0% of the aggregate number of Shares sold under the Purchase Agreement., or warrants to purchase up to an aggregate of 8,400,000 shares. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.0938 and the Placement Agent Warrants and the shares of common stock issuable thereunder are not registered under the Securities Act of 1933, as amended.

The gross proceeds from the registered direct offering are expected to be approximately $9.0 million, before deducting fees payable to the placement agent and other estimated offering expenses. The Company intends to use the net proceeds primarily to accelerate the development of its breakthrough nanoparticle hydrogen generation technology, as well as for working capital and general corporate purposes. The registered direct offering is expected to close on or about December 3, 2020, subject to the satisfaction of customary closing conditions.

The Shares and Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated December 1, 2020, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333- 239632) filed with the Securities and Exchange Commission on July 2, 2020 and declared effective on July 8, 2020, and Registration Statement on Form S-3MEF (File No. 333- 251064) filed pursuant to Rule 462(b).

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Warrants, Placement Agent Warrants, and Engagement Letter described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On September 23, 2020, the Company filed a Current Report on Form 8-K to report it had entered into a purchase agreement dated September 21, 2020 (the “GHS Agreement”) with GHS Investments, LLC (“GHS”). On December 1, 2020, the Company terminated the GHS Agreement. Under the GHS Agreement, the Company had the right to sell, in the Company’s discretion (subject to the terms and conditions of the GHS Agreement), up to an aggregate of $4,000,000 of common stock to GHS. As of December 1, 2020, the Company sold $1,700,000 pursuant to the GHS Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. In connection with the sale of the Placement Agent Warrant, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01 Other Events.

On December 1, 2020, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Placement Agent Warrant

10.4	Engagement Letter.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: December 3, 2020	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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